                                  EXHIBIT 10.5

                               RETENTION AGREEMENT



                  THIS RETENTION AGREEMENT (the "AGREEMENT"), dated March 12, 2001, is made by and between Overland Data Inc., a California corporation having its principal offices at 8975 Balboa Avenue, San Diego, California 92123-1599 (the "COMPANY") and Christopher Calisi ("EMPLOYEE").

                                    AGREEMENT

         WHEREAS, Employee is a key employee of the Company;

         WHEREAS, the Company considers that providing Employee with certain employment termination benefits will operate as an incentive for Employee to remain employed by the Company in the event of a Change of Control.

         NOW THEREFORE, to induce Employee to remain employed by the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1.       DEFINITIONS.

         1.1 "BASE SALARY" shall mean the Employee's gross annual salary at the time of a Change of Control or the Termination Date, whichever is higher.

         1.2 "CHANGE OF CONTROL" is defined to have occurred if, and only if, during Employee's employment:

                  (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                  (b) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("TRANSACTION"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty
(50) percent of the combined voting power of the Company or other corporation resulting from such Transaction; or

                  (c) all or substantially all of the assets of the Company are sold, liquidated or distributed.


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         1.3      "CAUSE" shall mean:

                  (a) Employee's gross neglect of his duties to the Company, where Employee has been given a reasonable opportunity to cure his gross neglect (which reasonable opportunity must be granted during the thirty-day period preceding termination);

                  (b) any violation by Employee of Employee's obligations under this Agreement or any employment agreement which Employee may have with the Company;

                  (c) Employee taking any role in any buy-out of the Company without the approval of the Company's majority shareholder; or

                  (d) Employee's commission of any act of fraud, theft or embezzlement against the Company.

         1.4      "COMPENSATION" shall mean Base Salary plus Target Bonus.

         1.5 "RESIGNATION FOR GOOD REASON" shall mean the voluntary resignation by Employee of his employment with the Company within two years following a Change of Control and within three (3) months of the following Good
Reasons:

                  (a)      any reduction in Employee's Base Salary or Target
Bonus; or

                  (b)      any reduction in Employee's title; or

                  (c) any significant reduction in Employee's responsibilities and authority;

                  (d)      any failure by the Company to pay Employee's Base
Salary; or

                  (e) a relocation by the Company of Employee's place of Employment outside a fifty (50) mile radius of Employee's current place of employment.

                  An event described in Section 1.5(a) through (e) will not constitute Good Reason unless Employee provides written notice to the Company of his intention to resign for Good Reason and unless the Company does not cure the Good Reason within ten (10) days of the Company's receipt of the written notice.

         1.6 "SEVERANCE PERIOD" shall begin on the Termination Date and extend for twelve months following the Termination Date.

         1.7 "TARGET BONUS" shall mean the variable annual compensation represented by the percentage of Base Salary Employee is eligible to receive, prior to a Change of Control, in the event targeted goals are achieved for the year.

         1.8 "TERMINATION DATE" shall mean the date of termination of Employee's employment relationship with the Company.

         1.9 "TERMINATION PAYMENTS" shall mean any payment or distribution of Compensation or benefits made pursuant to SECTION 4.1 (a)-(c) of this Agreement.


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2.       TITLE AND DUTIES. Employee will hold the position of President and
Chief Executive Officer. His primary duties will include such duties as are assigned or delegated to Employee by the Company's Board of Directors. Employee will: (i) devote his entire business time, attention, skill, and energy exclusively to the business of the Company; (ii) use his best efforts to promote the success of the Company's business; and (iii) cooperate fully with the Board of Directors of the Company in the advancement of the best interests of the Company.

3. AT-WILL EMPLOYMENT. Employee reaffirms that Employee's employment relationship with the Company is at-will, terminable at any time and for any reason by either the Company or Employee. While certain paragraphs of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of employment of any length.

4.       TERMINATION PAYMENTS.

         4.1 If, within two (2) years immediately following a Change of Control, Employee's employment terminates as the result of (i) termination by the Company of Employee's employment for a reason other than Cause; or (ii) Employee's Resignation for Good Reason

                  (a) Employee will receive a pro-rata share of Base Salary and accrued but unused vacation through the Termination Date, less applicable state and federal taxes or other payroll deduction;

                  (b) Employee is eligible for Severance under this Agreement in a lump-sum amount equal to Base Salary plus Target Bonus, multiplied by 2.5, less applicable state and federal taxes or other payroll deduction;

                  (c) If Employee elects to continue insurance coverage as afforded to Employee according to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Company will reimburse Employee the amount of the premiums incurred by Employee during the Severance Period. Nothing in this Agreement will extend Employee's COBRA period beyond the period allowed under COBRA, nor is Company assuming any responsibility which Employee has for formally electing to continue coverage;

         4.2 The payments set forth in SECTIONS 4.1(b) AND (c) above are in exchange for, and contingent upon Employee's execution of a release of all claims as of the Termination Date, in substantially the form attached to this Agreement as Exhibit 1.

         4.3 If Employee's employment terminates for any reason after the two year period immediately following a Change of Control or terminates during that two year period for any reason other than (i) termination by the Company of Employee's employment for a reason other than Cause; or (ii) Employee's Resignation for Good Reason, the Company will pay Employee a pro-rata share of Base Salary and accrued but unused vacation through the Termination Date.

         4.4 If Employee resigns his employment for Good Reasons described in Section 1.5 (b) or (c) above, payment of the above Termination Payments is contingent upon Employee's willingness, at the Company's request, to continuing performing his duties on behalf of the Company in good faith for up to ninety
(90) days following the occurrence of the events


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


described in these Sections 1.5 (b) and (c). Employee will continue to receive his regular Base Salary paid according to the Company's regular payroll practices during the up-to ninety (90) day period and will receive the Termination Payment upon completion of that period.

5. RETIREMENT AND PROFIT-SHARING PLANS. Notwithstanding anything in this Agreement to the contrary, Employee's rights in any retirement, pension or profit-sharing plans offered by the Company shall be governed by the rules of such plans as well as by applicable law; provided, however, that on the Termination Date, Employee shall become fully vested in all pension and 401(k) account balances.

6. TAX CONSEQUENCES. The Company makes no representations regarding the tax consequence of any provision of this Agreement. Employee is advised to consult with his own tax advisor with respect to the tax treatment of any payment contained in this Agreement.

7. TAX ADJUSTMENT. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if tax counsel selected by the Company and acceptable to Employee determines that any portion of any payment under this Agreement would constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments to be made to Employee under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that Employee is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar ($1) less than the maximum amount of payments which Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code.

8. DISPUTE RESOLUTION PROCEDURES. Any dispute or claim arising out of this agreement shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association ("AAA") or of the Judicial Arbitration and Mediation Services ("JAMS"). The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The parties will be entitled to conduct discovery (i.e., investigation of facts through depositions and other means) which shall be governed by the California Code of Civil Procedure (the "CCP") section 1283.05. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the CCP. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all reasonable attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

9.       GENERAL PROVISIONS.

         9.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of California.

         9.2 ASSIGNMENT. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.


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


         9.3 NO WAIVER OF BREACH. The failure to enforce any provision of this Agreement will not be construed as a waiver of any such provision, nor prevent a party from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one will not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

         9.4 SEVERABILITY. The provisions of this Agreement are severable, and if any provision will be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, will not be affected.

         9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

         9.6 MODIFICATION; WAIVERS. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         9.7 FEES AND EXPENSES. If any proceeding is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in that proceeding (including, in the case of an arbitration, arbitration fees and expenses), in addition to any other relief to which such party may be entitled.

         9.8 AMENDMENT. This Agreement may be amended or supplemented only by a writing signed by both of the parties hereto.

         9.9 DUPLICATE COUNTERPARTS. This Agreement may be executed in duplicate counterparts; each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one instrument.

         9.10 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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


         9.11 DRAFTING AMBIGUITIES. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.



                                   OVERLAND DATA, INC.



Dated:  2-21-01                    By:  /s/ Vernon A. LoForti
                                      ------------------------------------------
                                      Vernon A. LoForti,
                                      Vice President and Chief Financial Officer




Dated:  2-21-01                         /s/ Christopher Calisi
                                      ------------------------------------------
                                      Christopher Calisi


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


                                    EXHIBIT 1

                                 GENERAL RELEASE

This GENERAL RELEASE ("RELEASE") is entered into effective as of ______________, ____, (the "EFFECTIVE DATE") by and between Overland Data, Inc., a California corporation, having its principal offices at 8975 Balboa Avenue, San Diego, California 92123-1599 ("COMPANY") and Christopher Calisi, an individual residing at ________________________________ ("EMPLOYEE") with reference to the following facts:

                                    RECITALS

         A. The parties entered into a Retention Agreement ("the Agreement") dated March 12, 2001, by which the parties agreed that upon the occurrence of certain conditions, Employee would become eligible for Termination Payments as defined in the Agreement in exchange for Employee's release of the Company from all claims which Employee may have against the Company as of the Termination Date.

         B. The parties desire to dispose of, fully and completely, all claims, which Employee may have against the Company in, the manner set forth in this Release.

                                    AGREEMENT

         1. RELEASE. Employee, for himself and his heirs, successors and assigns, each fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents of the other (collectively "Agents"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "Related Entities"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

         2. SECTION 1542 WAIVER. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him. Employee expressly waives all rights under ss.1542 of the California Civil Code, which Employee understands provides as follows:


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


                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

         3. WAIVER OF CERTAIN CLAIMS. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven (7) days after executing this Release.

         4. NO UNDUE INFLUENCE. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

         5. GOVERNING LAW. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

         6. SEVERABILITY. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

         7. COUNTERPARTS. This Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.

         8. DISPUTE RESOLUTION PROCEDURES. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS) and will be governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA to the contrary, the parties will be entitled to conduct


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


discovery (i.e. investigation of facts through depositions and other means) which shall be governed by California Code of Civil Procedure Section 1283.05 (the "CCP"). The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the CCP. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

         10. MODIFICATION; WAIVERS. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         11. AMENDMENT. This Agreement may be amended or supplemented only by a writing signed by Employee and the Company.



Dated:
      ------------------------------------  ------------------------------------
                                            Christopher Calisi


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